Exhibit 99.1

COMPANY CONTACTS
Paul Arndt
Senior Manager, Investor Relations
949-788-6700x216
SPECTRUM PHARMACEUTICALS REPORTS PROFITABLE FOURTH QUARTER AND RECORD
REVENUE GROWTH FOR 2010
•	Strong Financial Results Include a Nearly Five-Fold and Two-Fold Increase in Fourth Quarter and Fiscal 2010 Product Revenue Vs. Fourth Quarter and Fiscal Year 2009, Respectively

•	Three and 12-Month 2010 Consolidated Revenues Approximately $34 Million and $74 Million, Respectively

•	Three and 12-Month 2010 Product Revenues Approximately $31 Million and $61 Million,
•	ZEVALIN® Fourth Quarter and Fiscal Year 2010 Sales Up 54% and 84% Vs. Fourth Quarter and Fiscal Year 2009, Respectively

•	FUSILEV® Fiscal Year 2010 Sales Up 156% Vs. Fiscal Year 2009
•	Approximately $104 Million In Cash, Cash Equivalents and Investments as of December 31, 2010, Up From $92 Million as of September 30, 2010
IRVINE, California — March 10, 2011 — Spectrum Pharmaceuticals (NasdaqGS: SPPI), a biotechnology company with fully integrated commercial and drug development operations with a primary focus in oncology, today reported financial results for the three and 12-months ended December 31, 2010.
“We are proud of our many accomplishments in 2010, especially the record revenue growth of both of our proprietary, marketed, anti-cancer drugs, FUSILEV® and ZEVALIN®, and the licensing of belinostat, a late-stage, potentially best-in-class HDAC inhibitor for potentially multiple indications,” said Rajesh C. Shrotriya, MD, Chairman, Chief Executive Officer, and President of Spectrum Pharmaceuticals, Inc. “We remain committed to lymphoma. The cash generated by the record product sales provides us greater opportunity to help cancer patients by initiating additional studies for ZEVALIN, such as in Diffuse Large B-Cell Lymphoma, and for our other pipeline drugs.”
Fourth Quarter Results Ended December 31, 2010 (All #s are approximates)
Consolidated revenue of $34 million was comprised of product sales of $31 million ($8 million from ZEVALIN, $23 million from FUSILEV) and $3 million from licensing fees. This represents a more than three-fold increase over the $9 million in consolidated revenue in the fourth quarter of 2009, which was comprised of $5 million from product sales and the balance from licensing and milestone fees. The Company recorded net income of $4 million, or $0.09 per basic and $0.08 per diluted share, compared to net income of $10 million, which includes income of $20 million from the change in the fair value of common stock warrant liability, or $0.21 per basic and $0.20 per diluted share, in the fourth quarter of 2009. Total research and development expenses were $7 million, as compared to $4 million in the same period of 2009, primarily due to in-licensing of compounds and continued investment in clinical trials. Selling, general and administrative expenses were $13 million compared to $11 million in the same period in 2009, an increase primarily attributable to sales and marketing expenses, including payroll costs and non cash stock compensation costs incurred with the sales of ZEVALIN and FUSILEV.
12-Month Results Ended December 31, 2010 (All #s are approximates)
Consolidated revenue of $74 million was comprised of product sales of $61 million ($29 million from ZEVALIN, $32 million from FUSILEV) and $13 million from licensing fees. This represents a nearly two-fold increase from $38 million in consolidated revenue recorded in 2009, which was comprised of $28 million from product sales ($16 million from ZEVALIN, $12 million from FUSILEV) and $10 million from milestone and licensing fees. The Company recorded a net loss attributable to stockholders’ of $49 million, or ($0.99) per basic and diluted share, compared to a net loss attributable to stockholders’ of $19 million, or ($0.48) per basic and diluted share, in the same period of 2009. Total research and development expenses were $57 million, as compared to $21 million in the same period of 2009, primarily due to the $30 million upfront payment for the licensing of belinostat, and a one-time charge of $3 million, representing the fair value of 751,956 shares of our common stock issued as consideration for the acquisition and licensing of compounds. Selling, general and administrative expenses were $49 million compared to $34 million in the same period in 2009 an increase primarily due to the $14 million increase attributable to sales and marketing expenses, including payroll costs, incurred with the increase in sales of ZEVALIN and FUSILEV.
157 Technology Dr • Irvine, California 92618 • Tel: 949-788-6700 • Fax: 949-788-6706 • www.sppirx.com • NASDAQ: SPPI

Cash, cash equivalents and investments as of December 31, 2010 aggregated $104 million, as compared to $125 million as of December 31, 2009, a net decrease of $21 million including the $30 million used for the in-licensing of belinostat.
There are approximately 51 million shares of common stock issued and outstanding at December 31, 2010. Approximately 7 million warrants expired unexercised in 2010.
2011/2012 Corporate Events and Potential Valuation Catalysts
FUSILEV®
•	FDA PDUFA Action date in metastatic colorectal cancer by April 29, 2011.
ZEVALIN®
•	Anticipate FDA decision on bioscan removal before the end of 2011;
•	Initiation of a Diffuse Large B-Cell Lymphoma trial in 2011.
Belinostat
•	Complete enrollment in registrational study and file rolling NDA for Peripheral T-Cell Lymphoma in 2011/2012.
Apaziquone
•	Anticipate filing NDA for bladder cancer in 2012.
Conference Call
Thursday, March 10, 2011 @ 1:30 p.m. Eastern/10:30 a.m. Pacific

Domestic:	(877) 837 - 3910
International:	(973) 796 - 5077
Webcast and replays: www.sppirx.com
Audio replays will be available through April 1, 2011

Domestic:	(800) 642-1687, passcode 43097899
International:	(706) 645-9291, passcode 43097899
About ZEVALIN® and the ZEVALIN Therapeutic Regimen
ZEVALIN (ibritumomab tiuxetan) is indicated for the treatment of patients with previously untreated follicular non-Hodgkin’s Lymphoma (NHL), who achieve a partial or complete response to first-line chemotherapy. ZEVALIN is also indicated for the treatment of patients with relapsed or refractory, low-grade or follicular B-cell non-Hodgkin’s lymphoma.
ZEVALIN is a CD20-directed radiotherapeutic antibody. The ZEVALIN therapeutic regimen consists of three components: rituximab, Indium-111 (In-111) radiolabeled ZEVALIN for imaging, and Yttrium-90 (Y-90) radiolabeled ZEVALIN for therapy. The ZEVALIN therapeutic regimen is a form of cancer therapy called radioimmunotherapy. Radioimmunotherapy (RIT) is an innovative form of cancer treatment with a mechanism of action that is different from traditional chemotherapy. RIT builds on the combined effect of a targeted biologic monoclonal antibody augmented with the therapeutic effects of a beta-emitting radioisotope.
157 Technology Dr • Irvine, California 92618 • Tel: 949-788-6700 • Fax: 949-788-6706 • www.sppirx.com • NASDAQ: SPPI

Full prescribing information can be found at www.ZEVALIN.com.
About FUSILEV® (levoleucovorin) for Injection
FUSILEV, a novel folate analog, is available in vials for injection as freeze-dried powder. FUSILEV rescue is indicated after high-dose methotrexate therapy in osteosarcoma. FUSILEV is also indicated to diminish the toxicity and counteract the effects of impaired methotrexate elimination and of inadvertent overdosage of folic acid antagonists. FUSILEV (levoleucovorin or (6S)-leucovorin) is the only commercially available formulation containing only the pharmacologically active isomer of leucovorin.
Full prescribing information can be found at www.FUSILEV.com.
About Spectrum Pharmaceuticals, Inc.
Spectrum Pharmaceuticals is a biotechnology company with fully integrated commercial and drug development operations with a primary focus in oncology. The Company’s strategy is comprised of acquiring, developing and commercializing a broad and diverse pipeline of late-stage clinical and commercial products. The Company markets two oncology drugs, FUSILEV and ZEVALIN and has two drugs, apaziquone and belinostat, in late stage development along with a diversified pipeline of novel drug candidates. The Company has assembled an integrated in-house scientific team, including clinical development, medical research, regulatory affairs, biostatistics and data management, formulation development, and has established a commercial infrastructure for the marketing of its drug products. The Company also leverages the expertise of its worldwide partners to assist in the execution of its strategy. For more information, please visit the Company’s website at www.sppirx.com.
Forward-looking statement — This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements include but are not limited to statements that relate to our business and its future, including certain company milestones, Spectrum’s ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, leveraging the expertise of partners and employees, around the world to assist us in the execution of our strategy, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates, may not prove safe or effective, the possibility that our existing and new drug candidates may not receive approval from the FDA, and other regulatory agencies in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of revenues, our limited marketing experience, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.
SPECTRUM PHARMACEUTICALS, INC.®, ZEVALIN®, and FUSILEV® are registered trademarks of Spectrum Pharmaceuticals, Inc. REDEFINING CANCER CARE™ and the Spectrum Pharmaceutical logos are trademarks owned by Spectrum Pharmaceuticals, Inc.
© 2011 Spectrum Pharmaceuticals, Inc. All Rights Reserved.
157 Technology Dr • Irvine, California 92618 • Tel: 949-788-6700 • Fax: 949-788-6706 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	(unaudited)
	2010	2009	2010	2009
Net revenues	$33,946	$8,620	$74,113	$38,025
Operating expenses:
Cost of product sales(excludes amortization of purchased intangibles)	6,813	2,446	17,439	8,148
Selling, general and administrative	12,475	11,069	48,550	33,607
Research and development	6,986	3,525	57,301	21,058
Amortization of purchased intangibles	930	870	3,720	3,720

Total operating costs and expenses	27,204	17,910	127,010	66,533

Income (loss) from operations	6,742	(9,290)	(52,897)	(28,508)
Change in fair value of common stock warrant liability	(3,300)	19,834	2,731	8,075
Other Income, net	1,034	61	1,279	662

Income (loss) before provision for income taxes	4,476	10,605	(48,887)	(19,771)
Provision for income taxes	(36)	(421)	43	(421)
Net loss attributable to non-controlling interest	—	—	—	1,146

Net income (loss) attributable to Spectrum Pharmaceuticals, Inc. stockholders	$4,440	$10,184	$(48,887)	$(19,046)

Net income (loss) per share:
Basic	$0.09	$0.21	$(0.99)	$(0.48)

Diluted	$0.08	$0.20	$(0.99)	$(0.48)

Weighted average shares outstanding:
Basic	50,344,177	48,425,486	49,502,854	39,273,905

Diluted	52,268,739	49,704,126	49,502,854	39,273,905

SUMMARY CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2010	2009

Cash, cash equivalents and investments	$95,674	$113,341
Accounts receivable, net	21,051	8,658
Inventories, net	4,234	3,230
Prepaid expenses and other current assets	906	1,028

Total current assets	121,865	126,257
Bank certificates of deposit & treasuries	8,569	11,438
Property and equipment, net	3,158	1,928
Zevalin related intangible assets, net	29,605	33,325
Other assets	434	185

Total Assets	$163,631	$173,133

Current liabilities	$63,322	$39,499
Deferred revenue and other credits — less current portion	25,495	24,943
Other long-term liabilities	338	367

Total liabilities	89,155	64,809
Total stockholders’ equity	74,476	108,324

Total liabilities and stockholders’ equity	$163,631	$173,133

157 Technology Dr • Irvine, California 92618 • Tel: 949-788-6700 • Fax: 949-788-6706 • www.sppirx.com • NASDAQ: SPPI

Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the below table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the Company’s on-going core operating performance.
Management uses non-GAAP net income (loss) in its evaluation of the Company’s core after-tax results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Management believes that providing these non-GAAP financial measures allows investors to view the Company’s financial results in the way that management views the financial results.
The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
NON-GAAP INCOME (LOSS) RECONCILIATION
(In thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	(unaudited)
	2010	2009	2010	2009
GAAP net income (loss)	$4,440	$10,184	$(48,844)	$(19,046)
Stock-based compensation	2,018	1,410	8,285	7,423
Change in fair value of common stock warrant liability	3,330	(19,834)	(2,731)	(8,075)

Non-GAAP income (loss)	$9,788	$(8,240)	$(43,290)	$(19,698)

157 Technology Dr • Irvine, California 92618 • Tel: 949-788-6700 • Fax: 949-788-6706 • www.sppirx.com • NASDAQ: SPPI